UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2025

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

During the month of November through today, an aggregate of over $200 million in shares of the common stock of Blue Owl Capital Inc. (“Blue Owl”, NYSE: OWL), Blue Owl Capital Corporation (“OBDC”, NYSE: OBDC) and Blue Owl Technology Finance Corp. (“OTF”, NYSE: OTF) were purchased by Blue Owl executives and employees or were repurchased in accordance with existing share repurchase plans.

For Blue Owl, in total approximately $70 million in shares of Class A common stock were purchased, over $15 million by Blue Owl executives and employees and over $50 million in accordance with its existing share repurchase plan.

For OBDC and OTF, an aggregate of over $135 million in shares of common stock were purchased, over $20 million by Blue Owl executives and employees and approximately $115 million in accordance with their existing share repurchase plans.

These recent purchases and the existing repurchase programs, taken together with management’s substantial ownership and investment across the Blue Owl platform, signal and further strengthen our continued alignment with our clients and stakeholders.

As previously disclosed, OWL is authorized to repurchase up to $150 million of OWL shares, OBDC is authorized to repurchase up to $200 million of OBDC shares and OTF is authorized to repurchase up to $200 million of OTF shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.
(registrant)

Date: December 2, 2025	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer